                                                                   Exhibit 4.1

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                    PRINCIPAL AMOUNT
No.:                                                              $250,000,000

CUSIP No.:  117043 AF 6


                             BRUNSWICK CORPORATION
                       6 3/4% NOTE DUE DECEMBER 15, 2006


      Brunswick Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture referred to on the reverse side hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the sum of TWO HUNDRED FIFTY MILLION DOLLARS at the principal executive offices of the Company or, at the option of the registered holder hereof, at the office or agency of the Company in the City of Chicago, State of Illinois, or in the Borough of Manhattan, the City and State of New York, on December 15, 2006, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on June 15 and December 15 of each year beginning June 15, 1997, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note, from the next preceding date on which interest has been paid or, if no interest has been paid on the Notes, from December 10, 1996, until payment of said principal sum has been made or duly provided for.

      The interest so payable on any June 15 or December 15 will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the person in whose name this Note is registered at the close of business on the June 1 or December 1 next preceding such June 15, or December 15 (whether or not such June 1 or December 1 is a business day) at the principal executive offices of the Company and at its offices or agencies in the City of Chicago, State of Illinois and the Borough of Manhattan, the City and State of New York, except that interest may at the option of the Company, be paid by check mailed to the registered address of such person.

      This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 15, 1987 (herein called the "Indenture"), between the Company and Harris Trust and Savings Bank, as successor trustee to Continental Bank, National Association (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
This Note is one of the series of Securities designated on the first page hereof (the Securities of such series being herein called the "Notes"), limited in aggregate principal amount to $250,000,000.

      In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the securities of each series to be affected at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity on any Security of such series, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or make the principal of the Securities of such series or any interest thereon payable in any coin or currency other than that hereinbefore provided, or adversely affect the rights of the Securityholders to institute suit for the enforcement of any payment of principal of or interest on any Security, in each case without the consent of the holder of each Security of such series so affected, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Securities of such series then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Securities of any series, the holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding may on behalf of the holders of all of the Securities of such series waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of principal of or interest on the Securities of such series. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Note which may be issued in exchange or substitution herefor irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

      The Notes are issued in registered form without coupons in denominations of $1,000 or any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the principal executive office of the Company or, at the option of the registered holder thereof, at its office or agency maintained for such exchange in the City of Chicago, State of Illinois, or the Borough of Manhattan, the City and State of New York.

      The Notes may not be redeemed prior to the stated maturity date thereof, nor are the Notes entitled to the benefit of any mandatory or optional sinking fund.

      Except as otherwise provided in this Note, upon due presentment for registration of transfer of this Note at the principal executive offices of the Company or, at the option of the person making presentment for registration of transfer, at its office or agency maintained for such registration in the City of Chicago, State of Illinois or the Borough of Manhattan, City and State of New York, a new Note or Notes of authorized denomination for any equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company, the Trustee, any paying agent or Authenticating Agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment hereof or on account hereof, as herein and in the Indenture provided, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent nor any Security registrar shall be affected by any notice to the contrary. All such payments shall effectively satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

      No recourse for the payment of the principal of or interest on this Note, or on any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Indenture or any Indenture supplemental thereto or any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, or officer or director as such, past, present or future, of the Company or any successor corporation either directly or indirectly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

      This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to below.


      IN WITNESS WHEREOF, Brunswick Corporation has caused this instrument to be signed in its name by the signature of its Vice President and Treasurer and a of its corporate seal to be imprinted hereof, and attested by the signature of its Assistant Secretary.

Dated:  December 10, 1996

                                          Brunswick Corporation

[Seal]

                                          /s/ Richard S. O'Brien
                                          Richard S. O'Brien
                                          Vice President and Treasurer



ATTEST:


/s/ Michael D. Schmitz
Michael D. Schmitz
Assistant Secretary


Trustee's Certificate of Authentication:
---------------------------------------

      This is one of the securities of the series designated therein referred to in the within-mentioned Indenture.


HARRIS TRUST & SAVINGS BANK, Trustee


By:/s/ Daniel G. Donovan
Name: Daniel G. Donovan
Its: Assistant Vice President


Dated:  December 10, 1996